Exhibit 21

SUBSIDIARIES OF FLOWERS FOODS, INC.

Name of Subsidiary	Jurisdiction of Incorporation or Organization
14th Street Baking Co. of Birmingham, LLC	Alabama
Bailey Street Bakery, LLC	Alabama
Flowers Bakery of Montgomery, LLC	Alabama
Flowers Baking Co. of Birmingham, LLC	Alabama
Flowers Baking Co. of Opelika, LLC	Alabama
Tuscaloosa Organic Baking Co., LLC	Alabama
Alpine Valley Bread Company	Arizona
Fast Food Services, Inc.	Arizona
Holsum Bakery of Tolleson, LLC	Arizona
Holsum Bakery, Inc.	Arizona
Holsum Holdings, LLC	Arizona
Flowers Bakery of Texarkana, LLC	Arkansas
Flowers Baking Co. of Batesville, LLC	Arkansas
Flowers Baking Co. of Pine Bluff, LLC	Arkansas
Fort Smith Baking Co., LLC	Arkansas
Flowers Baking Co. of California, LLC	California
Flowers Baking Co. of Modesto, LLC	California
Flowers Baking Co. of Sacramento, LLC	California
Flowers Baking Co. of Stockton, LLC	California
Flowers Baking Co. of Denver, LLC	Colorado
C&G Holdings, Inc.	Delaware
CK Sales Co., LLC	Delaware
Flowers Bakeries Brands, LLC	Delaware
Flowers Baking Co. of Lakeland, Inc.	Delaware
Flowers Finance II, LLC	Delaware
Flowers Finance, LLC	Delaware
Busch Drive Baking Co. of Jacksonville, LLC	Florida
Flowers Baking Co. of Bradenton, LLC	Florida
Flowers Baking Co. of Florida, LLC	Florida
Flowers Baking Co. of Jacksonville, LLC	Florida
Flowers Baking Co. of Miami, LLC	Florida
Flowers Baking Co. of Orlando, LLC	Florida
Derst Baking Company, LLC	Georgia
FBC Georgia, LLC	Georgia
Flowers Bakeries, LLC	Georgia
Flowers Bakery of Suwannee, LLC	Georgia
Flowers Baking Co. of Thomasville, LLC	Georgia
Flowers Baking Co. of Tucker, LLC	Georgia
Flowers Baking Co. of Tyler, LLC	Georgia
Flowers Baking Co. of Villa Rica, LLC	Georgia
Flowers Foods Specialty Group, LLC	Georgia
Flowers Specialty Foodservice Sales, LLC	Georgia
Flowers Baking Co. of Hodgkins, LLC	Illinois
Flowers Baking Co. of Peoria, LLC	Illinois
Flowers Baking Co. of Columbus, LLC	Indiana
Flowers Baking Co. of Waterloo, LLC	Iowa
Flowers Baking Co. of Lenexa, LLC	Kansas
Flowers Bakery of London, LLC	Kentucky
Flowers Baking Co. of Bardstown, LLC	Kentucky
Flowers Baking Co. of Alexandria, LLC	Louisiana

Flowers Baking Co. of Baton Rouge, LLC	Louisiana
Flowers Baking Co. of Lafayette, LLC	Louisiana
Flowers Baking Co. of New Orleans, LLC	Louisiana
Flowers Baking Co. of Biddeford, LLC	Maine
Lepage Bakeries Cedar Street, LLC	Maine
Lepage Bakeries Park Street, LLC	Maine
Lepage Leasing, LLC	Maine
El Paso Baking Co. de Mexico, S.A. de C.V.	Mexico
Flowers Baking Co. of Booneville, LLC	Missouri
Flowers Baking Co. of Henderson, LLC	Nevada
Flowers Bakery of Winston-Salem, LLC	North Carolina
Flowers Baking Co. of Jamestown, LLC	North Carolina
Flowers Baking Co. of Newton, LLC	North Carolina
Flowers Baking Co. of Rocky Mount, LLC	North Carolina
Franklin Baking Company, LLC	North Carolina
Flowers Baking Co. of Ohio, LLC	Ohio
Flowers Baking Co. of Tulsa, LLC	Oklahoma
Dave's Killer Bread, Inc.	Oregon
DKB-Alpine Organic Bakeries Group, LLC	Oregon
Flowers Baking Co. of Portland, LLC	Oregon
Flowers Baking Co. of Oxford, Inc.	Pennsylvania
Tasty Baking Company	Pennsylvania
TBC Financial Services, Inc.	Pennsylvania
Flowers Specialty Brands, LLC	South Carolina
Flowers Bakery of Cleveland, LLC	Tennessee
Flowers Bakery of Crossville, LLC	Tennessee
Flowers Baking Co. of Knoxville, LLC	Tennessee
Flowers Baking Co. of Memphis, LLC	Tennessee
Flowers Baking Co. of Morristown, LLC	Tennessee
Flowers Baking Co. of Nashville, LLC	Tennessee
Flowers Specialty Snack Sales, Inc.	Tennessee
Monroe Avenue Baking Co. of Memphis, LLC	Tennessee
Flowers Baking Co. of Denton, LLC	Texas
Flowers Baking Co. of El Paso, LLC	Texas
Flowers Baking Co. of Houston, LLC	Texas
Flowers Baking Co. of San Antonio, LLC	Texas
Flowers Baking Co. of Texas, LLC	Texas
Leeland Baking Co., LLC	Texas
Flowers Baking Co. of Ogden, LLC	Utah
Lepage Bakeries Brattleboro, LLC	Vermont
Flowers Baking Co. of Lynchburg, LLC	Virginia
Flowers Baking Co. of Norfolk, LLC	Virginia
Flowers Baking Co. of West Virginia, LLC	West Virginia

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